SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934


Date of Report:                      June 30, 1994

Exact name of registrant
as specified in its charter:         BELL ATLANTIC CORPORATION

Commission File No.:                 1-8606

State of Incorporation:              Delaware

IRS Employer Identification No.:     23-2259884

Address of principal
executive offices:                   1717 Arch Street
                                          Philadelphia, Pennsylvania
Zip Code                             19103

Registrant's telephone number,
including area code:                 (215) 963-6000

Former name or former address,
if changed since last report:        N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


BELL ATLANTIC CORPORATION


By:  /s/ P. Alan Bulliner
     Vice President-Corporate
     Secretary and Counsel


Date: June 30, 1994




Item 5.  Other Events.

     On June 30, 1994, Bell Atlantic Corporation ("Bell Atlantic") and NYNEX Corporation ("NYNEX") announced that they had entered into a Joint Venture Formation Agreement dated as of June 29, 1994 which sets forth the terms and conditions upon which the parties intend to combine the domestic cellular properties of Bell Atlantic and NYNEX and bid jointly in the upcoming FCC auctions for PCS licences. Initially, Bell Atlantic will own 62.35% of the new venture and NYNEX will own 37.65%. Nynex may increase its share to 40% when the combination closes by contributing an additional $500 million to the joint venture. Copies of a press release dated June 30, 1994, the Joint Venture Formation Agreement and a Form of Partnership Agreement are attached as exhibits hereto and are incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.


Exhibit 10(a):

     Joint Venture Formation Agreement dated as of June 29, 1994 between Bell Atlantic and NYNEX

Exhibit 10(b):

     Form of Partnership Agreement to be executed by Bell Atlantic and NYNEX


Exhibit 20:

Press Release dated June 30, 1994

File No. 1-8606


INDEX TO EXHIBITS


Exhibit 10(a):

     Joint Venture Formation Agreement dated as of June 29, 1994 between Bell Atlantic and NYNEX

Exhibit 10(b):

     Form of Partnership Agreement to be executed by Bell Atlantic and NYNEX

Exhibit 20:

Press Release dated June 30, 1994